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                                                                   EXHIBIT 10.8f

                            LEASE AMENDING AGREEMENT

         WHEREAS the Predecessors in title of the Parties hereto entered into a Lease Agreement on the 24th day of June 1960 for land situated in the City of Phoenix, Maricopa County, Arizona, as more fully described on Appendix A attached hereto, for an initial or primary term of 55 years with a right of the Lessee to renew for an additional 50 years; and

         WHEREAS the Parties hereto and Partnership have this day entered into a Recognition and Attornment Agreement respecting a sublease of a portion of the leased land; and

         WHEREAS the development of the subleased property referred to above will require the dedication of certain lands for street purposes; and

         WHEREAS the Parties hereto desire to amend the Lease Agreement By increasing the rent paid thereunder;

         NOW THEREFORE it is agreed as follows:

         1. The Parties hereto hereby consent to the dedication of land for the development of Pima Street as described on Appendix B attached hereto.

         2. In the event the dedication of the property referred to in paragraph 1 hereof occurs prior to the next scheduled quinquennial adjustment the rental payable under the Lease Agreement shall be increased effective with the first day of the month following such dedication by the amount of Two thousand four hundred twenty-eight dollars and eighty-four cents ($2,428.84) annually which shall be paid by monthly installments in advance of Two hundred two dollars and forty cents ($202.40).

         3. The increased rental effective as of the date above mentioned shall then be _____________________________________ ($______) per annum or
______________________________________ ($______) per month.

         4. In the event the dedication of the property referred to in paragraph 1 hereof occurs subsequent to the effective date of the next scheduled quinquennial adjustment the amounts referred to in paragraphs 2 and 3 hereof shall be adjusted appropriately and the Parties shall enter into a further Lease Amending Agreement.

         5. The increased rental shall be subject to quinquennial "cost of living" adjustment at the same time and on the same basis as provided in paragraph 5 of the Lease Agreement.

         6. This Agreement may be executed in counterparts.


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         7. Each of the parties referred to collectively of the Lessor hereby declares that he or she is the owner of the undivided fractional interest in the ownership of the property set forth below and each respectively declares for himself or herself only that he or she has the capacity and authority to enter into this agreement in such capacity.


Name                                                         Fractional Interest

Pasquo Investments - a limited                                      10/32
         partnership with Amos & Edna
         Pasqualetti as general partners.................

Amos Pasqualetti, trustee for Amos                                   2/32
         Pasqualetti and Victoria McFarland..............

James Leonard, as guardian of Ben                                    8/32
         Pasqualetti.....................................

Marion R. Jenkins, with proceeds assigned                            6/32
         to Irma Lisenmeyer..............................

Stephen A. Pasqualetti...................................            4/32

Great Western Bank - Lutrich Trust for                               1/32
         R. N. Bernstein.................................

James A. Yankee..........................................            1/32


In Witness Whereof the Parties have executed this Lease Amending Agreement as of the 1st day of October, 1984.

Lessee:

Smitty's Super Valu, Inc.
a Delaware Corporation

By /s/ Stanley J. English-Vice President
   -------------------------------------

Lessor:

Pasquo Investments - a limited       Amos Pasqualetti,-trustee for Amos
-------------------------------      ----------------------------------
partnership with Amos & Edna         Pasqualetti and Victoria McFarland
Pasqualetti as general partners       /s/ Amos Pasqualetti
-------------------------------      ----------------------------------
/s/ Amos Pasqualetti
/s/ Edna Pasqualetti
-------------------------------      ----------------------------------
                        -------------------------


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                          LEGAL DESCRIPTION -- STORE 1

That part of the Northeast quarter of the Northeast quarter of Section 16, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

BEGINNING South 45 degrees 0 minutes West 46.88 feet from the Northeast corner of said Section 16, and the true point of beginning; thence Southerly 1310.47 feet to a point 33 feet West of the East line of said Section 16; thence Westerly 652.40 feet to a point that is 1316.25 feet South of the North line of said Section 16, thence Westerly 225.36 feet to a point that is 1318.59 feet South of the North line of said Section 16; thence Northerly 1285.59 feet to a point 33 feet South of the North line of said Section 16; thence Easterly parallel to the North line of said Section 16, a distance of 855.44 feet to the true point of beginning.

Also known as a portion of Tracts 1 and 2 of State Plat No. 2, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, in Book 8 of Maps, Page 24

EXCEPT the East 40 feet of the Northeast quarter of the Northeast quarter of said Section 16, lying within said property; and

EXCEPT any portion thereof lying within the following described property: A tract of land situate in the Northeast quarter of the Northeast quarter of
Section 16, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

From the Northwest corner of said Northeast quarter of the Northeast quarter of
Section 16, run South 25 degrees 52 minutes 00 seconds East 36.67 feet; thence East, parallel to the North line of said Section 16, a distance of 427.52 feet to the Northwest corner of that parcel of land described as Parcel No. 3 in Warranty Deed recorded in Docket 3630, Page 427, Records of Maricopa County, Arizona, the true point of beginning; thence South 1 degree 01 minute 16 seconds West along the West line of said Parcel No. 3, a distance of 960.00 feet; thence East parallel to the North line of said Section 16, a distance of 150.00 feet; thence North 1 degree 01 minute 16 seconds East, 960.00 feet thence West, parallel to the North line of Section 16, a distance of 150.00 feet to the point of beginning;


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